Exhibit 99.3

ATNA RESOURCES LTD.
(the “Company”)
FORM OF PROXY
FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF ATNA RESOURCES
LTD. TO BE HELD ON
FRIDAY, MAY 6, 2011 AT 10:00 A.M. (PACIFIC TIME)
THIS PROXY IS SOLICITED BY AND ON BEHALF OF LLOYD I. MILLER, III, MILFAM II L.P., MILGRAT I (V6), TRUST A-4 AND TRUST C (COLLECTIVELY, THE “CONCERNED SHAREHOLDERS”). THIS GOLD PROXY MUST BE RECEIVED PRIOR TO 10:00 A.M. (PACIFIC TIME) ON TUESDAY, MAY 3, 2011 (SEE REVERSE FOR DELIVERY INSTRUCTIONS).
The undersigned, being a shareholder of the Company, hereby appoints Mr. Steven Balet or failing that person, Mr. Eric Fangmann, or, instead of either of the foregoing, ____________________________, as proxyholder of the undersigned, to attend and act for and on behalf of and to vote all of the common shares of the Company owned or held by the undersigned at the annual general meeting of the shareholders of the Company to be held at 10:00 a.m. (Pacific Time) on Friday, May 6, 2011 (the “Meeting”), with full power of substitution and with all the powers that the undersigned could exercise with respect to such said shares if personally present and with authority to vote at the said proxyholder’s discretion except as otherwise specified herein and to vote and act in said proxyholder’s discretion with respect to amendments or variations to matters referred to herein and with respect to other matters that may properly come before the Meeting.
IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED (I) FOR MR. STEVE HARMSEN FOR DIRECTOR; (II) FOR MR. STEVEN SCHEIWE FOR DIRECTOR; (III) FOR MR. ALAN HOWE FOR DIRECTOR; (IV) FOR THE PERSONS WHO HAVE BEEN NOMINATED BY MANAGEMENT TO SERVE AS DIRECTORS, OTHER THAN MR. DAVID WATKINS, MR. GLEN DICKSON AND MR. RONALD D. PARKER; (V) FOR THE APPOINTMENT OF EHRHARDT KEEFE STIENER & HOTTMAN PC AS AUDITORS OF THE COMPANY FOR THE ENSUING YEAR AND AUTHORIZING THE DIRECTORS TO FIX THEIR REMUNERATION; AND (VI) IN THE PROXY HOLDERS’ DISCRETION AS TO ANY AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF ANNUAL GENERAL MEETING OR UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

☑ PLEASE MARK VOTES AS IN EXAMPLE.
THE CONCERNED SHAREHOLDERS RECOMMEND THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 BELOW.

1.	Election of Directors — Nominees:	☐	☐	☐
		FOR ALL	WITHHELD FROM ALL	FOR ALL
01.	Mr. Steve Harmsen	NOMINEES	NOMINEES	EXCEPT

02.	Mr. Steven Scheiwe

03.	Mr. Alan Howe
and the persons who have been nominated by Management to serve as directors, other than: Mr. David Watkins, Mr. Glen Dickson and Mr. Ronald D. Parker.
The Concerned Shareholders are NOT seeking authority to vote for Mr. David Watkins, Mr. Glen Dickson and Mr. Ronald D. Parker. There is no assurance that any of Management’s nominees will serve as directors if any or all of the Nominees are elected to the Board. You should refer to the proxy statement and form of proxy distributed by the Company for the names, background, qualifications and other information concerning Management nominees.
NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “FOR ALL EXCEPT” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOU MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR THE PERSONS WHO HAVE BEEN NOMINATED BY MANAGEMENT TO SERVE AS DIRECTORS OTHER THAN MR. DAVID WATKINS, MR. GLEN DICKSON AND MR. RONALD D. PARKER BY WRITING THE NAMES OF SUCH NOMINEES BELOW. YOUR SHARES WILL THEN BE VOTED FOR THE REMAINING NOMINEE(S).

2.	Appointment of Auditors

Appointment of Ehrhardt Keefe Stiener & Hottman PC as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration.

☐	☐
FOR	WITHHOLD FROM VOTING
This proxy revokes any proxy previously given.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

SIGNED , 2011.	(Signature of Shareholder)

Name of Shareholder (please print)
WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

NOTES FOR USE OF GOLD PROXY FORM:
(1) THIS PROXY IS SOLICITED BY OR ON BEHALF OF LLOYD I. MILLER, III, MILFAM II L.P., MILGRAT I (V6), TRUST A-4 AND TRUST C (COLLECTIVELY, THE “CONCERNED SHAREHOLDERS”) AND NOT BY OR ON BEHALF OF MANAGEMENT OF ATNA RESOURCES LTD. (THE “COMPANY”). Shareholders are directed to reference the accompanying Dissident Proxy Circular dated April 14, 2011 for more detailed information.
(2) You have the right to appoint a proxyholder other than the persons designated by the Concerned Shareholders, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to appoint a person or company other than the persons designated in this proxy, please insert the name of your chosen proxyholder in the space provided in this form of proxy.
(3) This proxy must be signed by you, the registered holder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany this proxy. If the common shares of the Company represented by this proxy are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered owners should sign this proxy.
(4)	This proxy should be signed in the exact manner as the name appears on the proxy.

(5)	If this proxy is not dated, it will be deemed to bear the date on which it was mailed to shareholders.
(6) The common shares represented by this proxy will be voted for or withheld from voting in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted upon, the common shares will be voted accordingly. This proxy confers discretionary authority on the proxyholder to vote as they see fit in respect of each matter set forth herein if no choice is specified and in respect of any amendments, variations or other matters that may properly come before the Meeting. If you do not direct your vote in respect of any matter in items 1 or 2, the proxyholders designated by the Concerned Shareholders in this proxy will, vote FOR the election of Mr. Steve Harmsen, Mr. Steven Scheiwe, Mr. Alan Howe and FOR the election of the persons who have been nominated by Management to serve as directors of the Company, other than Mr. David Watkins, Mr. Glen Dickson and Mr. Ronald D. Parker; and will vote FOR item 2.
(7) Time is of the essence. This proxy, to be effective, must be received by Okapi Partners LLC no later than 10:00 a.m. (Pacific Time) on Tuesday, May 3, 2011. Accordingly, you are urged to sign, date and return by fax (at the fax number specified below) your proxy so that it is received at the address specified below as soon as possible. In the case of any further adjournment or postponement of the Meeting, your proxy must be received by no later than 72 hours (excluding Saturdays, Sundays and holidays) before the time of such reconvened meeting so that it can be delivered to the Company’s registrar and transfer agent to be used at the reconvened meeting. YOU SHOULD COMPLETE THIS PROXY EVEN IF YOU HAVE ALREADY COMPLETED A MANAGEMENT PROXY.
(8) Please sign, date and return your proxy today as follow:
(i)	if by mail, to Okapi Partners LLC at 437 Madison Avenue, 28th Floor, New York, New York, United States, in the enclosed envelope;

(ii)	if by hand/courier, to Okapi Partners LLC at 437 Madison Avenue, 28th Floor, New York, New York, United States; or

(iii)	if by facsimile, to Okapi Partners LLC at 1-212-297-1710.
To be used at the Meeting, proxies must be received by 10:00 a.m. (Pacific Time) on Tuesday, May 3, 2011. Alternatively, the shareholder may deposit this proxy with the Chairman prior to the commencement of the Meeting.
TIME IS OF THE ESSENCE — FAX OR MAIL YOUR PROXY TODAY —
PROXIES MUST BE RECEIVED BY TUESDAY, MAY 3, 2011
AT 10:00 A.M. (PACIFIC TIME)
PLEASE ENSURE THAT YOU SIGN AND DATE THE PROXY.

QUESTIONS ON VOTING YOUR GOLD PROXY CALL:
NORTH AMERICAN TOLL-FREE
1-877-279-2311
Or direct at
1-212-297-0720